Exhibit 5.1
Stearns Weaver Miller
Weissler Alhadeff & Sitterson, P.A.
Miami  ■  Ft. Lauderdale  ■  Tampa
BankAtlantic Bancorp, Inc.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
Ladies and Gentlemen:
     We have acted as counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) for the purpose of registering under the Securities Act of 1933, as amended, Class A common stock of the Company (the “Class A Common Stock”), preferred stock of the Company (the “Preferred Stock”), debt securities of the Company (the “Debt Securities”), and subscription rights to purchase Class A Common Stock or other securities (the “Subscription Rights”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the filing of the Registration Statement for the offering of up to $100,000,000 of Class A Common Stock, Preferred Stock, Debt Securities and Subscription Rights on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. In addition, we have examined a copy of the Registration Statement, including the exhibits thereto, pursuant to which the Company’s issuance and sale of its Class A Common Stock, Preferred Stock, Debt Securities and Subscription Rights will be registered under the Securities Act of 1933, as amended.
     In rendering this opinion we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the genuineness of all signatures. As to questions of material fact to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certificates as we deemed relevant.
     Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that:
1. With respect to the Class A Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the Class A Common Stock has been issued and sold as contemplated by the Registration Statement and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, the Class A Common Stock will be validly issued, fully paid and nonassessable.
150 West Flagler Street, Suite 2200 ■ Miami, Florida 33130 ■ Phone (305) 789-3200 ■ Fax (305) 789-3395 ■ www.stearnsweaver.com

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April 24, 2008

     2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) a certificate of amendment to the Company’s Articles of Incorporation creating the series of Preferred Stock to be offered and sold under the Registration Statement has been filed with the Secretary of State of the State of Florida, (iii) the Registration Statement has become effective under the Securities Act, (iv) the Preferred Stock has been issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Authorizing Resolutions, the Preferred Stock will be validly issued, fully paid and nonassessable.
     3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the indenture relating to such Debt Securities (the “Debt Securities Indenture”), comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the Debt Securities Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general equity principles.
     4. With respect to the Subscription Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Subscription Rights have been duly executed and delivered against payment therefore, pursuant to the applicable Subscription Rights Agent Agreement or other documents, (iv) certificates representing the Subscription Rights have been duly executed and delivered by the Subscription Rights Agent and (v) the Company has received the consideration provided for in the Authorizing Resolutions, the Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     Our opinion is limited to the laws of the State of Florida and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for the purposes of this opinion that the laws of such jurisdiction are identical to the substantive laws of the State of Florida.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is provided as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
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April 24, 2008

     In addition, we hereby consent to the use of our opinion included herein and to all references to this firm under the heading “Legal Matters” in the Prospectus included in the Company’s Registration Statement on Form S-3, pursuant to which the Class A Common Stock, Preferred Stock, Debt Securities and Subscription Rights will be registered under the Securities Act of 1933, as amended.

Very truly yours,
/s/ STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.

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